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                                                          EXHIBIT 99.1



                                   @PLAN.INC
         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- February 2, 2001
          (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF @PLAN)



The undersigned shareholder of @plan.inc hereby appoints Mark K. Wright and Nancy A. Lazaros, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of @plan.inc to be held at 10:00 a.m., local time, on February 2, 2001, at The Westin Stamford Hotel, 1 First Stamford Place Stamford, Connecticut 06902.


1. APPROVAL OF THE AMENDED AND RESTATED MERGER AGREEMENT AMONG DOUBLECLICK INC., ATLAS MERGER SUB, INC., @PLAN.INC AND ATLAS ACQUISITION CORP.
      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL OF THE AMENDED AND RESTATED MERGER AGREEMENT
      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING
      [ ]   FOR              [ ]   AGAINST             [ ]   ABSTAIN




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                       [FORM OF BACK OF @PLAN PROXY CARD.]



   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

   Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.

                                               ---------------------------------
                                               Name(s) of Shareholder

                                               ---------------------------------
                                               Signature(s) of Shareholder


   Dated: